LOAN AGREEMENT

THIS AGREEMENT (the "Agreement") dated as of June 11, 2015 is made by and between

HCi VioCare, a company incorporated pursuant to the law of the State of Nevada, U. S.A. with company registration number E0214052007-4 and having an office at Kintyre House, 209 Govan Road, Glasgow, Scotland , UK G51 1HJ  (the "Borrower");

and

SOTIRIOS LEONTARITIS, of 46 Sokratous Street , Paleo Faliro, GR17563 Athens , Greece, (the "Lender")

NOW IT IS HEREBY AGREED as follows :

1.	The Facility

The Lender has provide Borrower a loan facility (hereinafter referred to as the "Facility") of a total amount of One Hundred and Fifty Thousand Euros (€150,000) with an annual interest rate of five percent (5%), and the Borrower agrees to repay the Facility within five (5) years from the date of this agreement, that is to say June 11, 2020.

2.	Purpose

The Facility is provided to Borrower by the Lender in order to provide general working capital and to allow the Borrower to effectuate its business plan.

3.	Prepayment:

Borrower has the right to pay back the whole amount of the Facility at any time.

4.	Default

If for any reason the Borrower fails to  repay the  Facility on the due date, Borrower shall be in default.

5.	Assignation

Neither Party shall be entitled to assign the benefit or burden of this Agreement without the prior written consent of the other (such consent not to be unreasonably withheld or delayed) .

6.	Notices

Any notices required to be given pursuant to this  Agreement shall be in writing and shall be hand delivered or sent by certified e-mail (return receipt requested) and by confirming letter sent by first class registered mail (or its equivalent) posted within twenty four (24) hours of the said e-mail to the address (and e-mail address) and for the attention of the relevant Party, as set out below (or otherwise notified) . Any such notice shall be deemed to have been received twenty-four (24) hours after the time of dispatch to the e mail in question.

The Borrower:

Attention: Nikolaos Kardaras

Kintyre House, 209 Govan Road, Glasgow, Scotland,
UK G51 1HJ
E-mail: legal@viocare.eu

The Lender:

Attention: Sotirios Leontaritis

46 Sokratous Street , Paleo Faliro,
GR17563 Athens , Greece
E-mail: leosot@viocare.eu

7. Governing Law

This Agreement shall be governed by, and is to be construed in accordance with, the laws of the state of Nevada, and the courts of Nevada will have exclusive jurisdiction to deal with any dispute which has arisen or may arise out of or in connection with this Agreement.

IN WITNESS WHEREOF the Parties have caused this Agreement to be signed as follows:

HCi Viocare a Nevada corporation	Sotirios Leontaritis

By: Nikolaos Kardaras